UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Travelers Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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To:          The Travelers Companies, Inc. Employee Shareholders

Enclosed are your proxy card and instructions for voting any stock held for you through the Company’s 401(k) Savings Plan, its 2004 Stock Incentive Plan, and/or the legacy Travelers Property Casualty Corp. 2002 Stock Incentive Plan.

By now, you also should have received an email with a link that allows you to view or download the 2006 Annual Report of The Travelers Companies, Inc. and the Proxy Statement, dated March 23, 2007.  Please refer to these materials when voting your shares.

If you have not received that email, you may view or download the Annual Report and the Proxy Statement online at www.travelers.com in the Investor section. You also may request paper copies by sending an e-mail to Bob Bradshaw in Hartford or Amy Tauzell in Saint Paul.  Please include your full name and mail code in the request.

March 23, 2007

THE TRAVELERS COMPANIES, INC.
2007 ANNUAL MEETING OF SHAREHOLDERS

IMPORTANT VOTING INSTRUCTIONS FOR PARTICIPANTS IN
THE TRAVELERS COMPANIES, INC.
401(k) SAVINGS PLAN AND 2004 STOCK INCENTIVE PLAN
AND TRAVELERS PROPERTY CASUALTY CORP.’S
2002 STOCK INCENTIVE PLAN

Dear Participant,

As described in the proxy statement, the annual meeting of the shareholders of The Travelers Companies, Inc. (the “Company”) will be held on May 1, 2007 at 10:30 a.m., Central Daylight Time, at the Company’s office at 385 Washington Street, St. Paul, MN 55102 (“Annual Meeting”).  The purpose of the Annual Meeting is to consider and to vote upon the following matters:

•                  Election of a Board of thirteen directors.

•                  Ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2007 fiscal year.

•                  Approval of an amendment to our articles of incorporation to require a majority vote for the election of directors.

Please read the proxy statement as it contains important information concerning these matters.

The enclosed proxy card identifies the number of shares you are entitled to vote within each of the Company’s 401(k) Savings Plan (“Savings Plan”), its 2004 Stock Incentive Plan (“2004 Plan”), and the legacy Travelers 2002 Stock Incentive Plan (“2002 Plan”) (collectively, the “Plans”), as applicable.  If you are also a shareholder of record, the number of shares you own of record on the books of our stock transfer agent, Wells Fargo Bank, N.A., also is shown separately on the proxy card after the words “Travelers Common.”

Savings Plan

If you are a participant in the Savings Plan, you are entitled to vote any shares of Company common stock and/or Series B convertible preferred stock held in the Savings Plan for your account as of the record date, March 5, 2007.  To vote your shares in the Savings Plan (which includes a Common Stock Fund and a Preferred Stock Fund), you must direct the trustee, Fidelity Management Trust Company, how to vote the shares of Company stock credited to your account.

2004 Plan and 2002 Plan

If you are a participant in the 2004 Plan and/or the 2002 Plan, you have the right to direct the plan administrator as to how to vote shares of Company common stock held in your name and/or account under the plan(s) in which you participate.

The enclosed proxy card will serve as voting instructions to the respective trustee or administrator for the shares held for you through any of the Plans. Alternatively, you may direct the respective trustee or administrator how to vote by using the same telephone or internet voting procedures described on the enclosed proxy card. Your voting directions will be kept confidential.

All voting instructions for shares held for you under one or more of the Plans, whether by mail, telephone or internet, must be received no later than 11:59 P.M. Eastern Daylight Time, April 27, 2007, in order to be processed in a timely manner.

If your voting instructions with respect to shares held for you under one or more of the Plans are not received by 11:59 P.M. Eastern Daylight Time, April 27, 2007, the following will occur:

Savings Plan

•                  Shares held in the Savings Plan for which no voting directions are received by the trustee will be voted in the same proportion as shares for which voting directions from other participants have been received by the trustee.

2004 Plan

•                  Shares held in the 2004 Plan for which no voting directions are received by the plan administrator will not be voted.

2002 Plan

•                  Shares held in the 2002 Plan for which no voting directions are received by the plan administrator will be voted in the same proportion as shares for which voting directions from other participants have been received by the plan administrator.

Questions regarding the voting of Company stock held in any of these plans should be directed to me at (651) 310-7916.

Sincerely,

Bruce A. Backberg Corporate Secretary